As filed with the Securities and Exchange Commission on September 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Neurocrine Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2836	33-0525145
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

10555 Science Center Drive
San Diego, California 92121
(858) 658-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agent for Service:	Copies to:
Gary A. Lyons	Scott N. Wolfe, Esq
President and Chief Executive Officer	Robert E. Burwell, Esq
Neurocrine Biosciences, Inc.	Latham & Watkins LLP
10555 Science Center Drive	12636 High Bluff Drive, Suite 300
San Diego, California 92121	San Diego, California 92130
(858) 658-7600	(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-105917

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Securities	Aggregate Offering	Registration
to be Registered	Price(1)	Fee(2)

Preferred Stock, par value $0.001 per share, and Common Stock, par value $0.001 per share (3)(4)	$28,562,500	$2,311

(1)	Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(2)	Amount calculated pursuant to Section 6(b) under the Securities Act.

(3)	This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

(4)	Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Participating preferred stock, par value $0.001 per share.

Explanatory Note
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

Explanatory Note

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature pages, an exhibit index, an accountant’s consent and an opinion of counsel. Pursuant to Rule 462(b), the contents of our registration statement on Form S-3 (File No. 333-105917), including the exhibits thereto (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $28,562,500 aggregate offering price of our preferred stock and common stock for sale in the offering related to the Initial Registration Statement. Such additional shares of preferred stock and common stock are being sold by us.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Neurocrine Biosciences, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 11, 2003.

Neurocrine Biosciences, Inc.

By:	/s/ GARY A. LYONS

Gary A. Lyons President, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY A. LYONS Gary A. Lyons	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2003

/s/ PAUL W. HAWRAN Paul W. Hawran	Chief Financial Officer (Principal Financial and Accounting Officer)	September 11, 2003

/s/ JOSEPH A. MOLLICA Joseph A. Mollica	Chairman of the Board of Directors	September 11, 2003

/s/ W. THOMAS MITCHELL W. Thomas Mitchell	Director	September 11, 2003

/s/ RICHARD F. POPS Richard F. Pops	Director	September 11, 2003

/s/ STEPHEN A. SHERWIN Stephen A. Sherwin	Director	September 11, 2003

Lawrence Steinman	Director	September 11, 2003

/s/ WYLIE W. VALE Wylie W. Vale	Director	September 11, 2003

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP
23.1	Consent of Latham & Watkins LLP (reference is made to Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Auditors